Exhibit 10.1

WEBSENSE, INC.

OFFICER CHANGE IN CONTROL SEVERANCE BENEFIT PLAN

Section 1.              INTRODUCTION.

The Websense, Inc. Officer Change in Control Severance Benefit Plan (the “Plan”) was established effective July 17, 2008 (the “Effective Date”).  The purpose of the Plan is to provide for the payment of severance benefits to certain eligible officers of Websense, Inc. (the “Company”) or an affiliate of the Company whose employment with the Company is involuntarily terminated under certain circumstances and who otherwise meet the eligibility criteria set forth in Section 2(a) below.  This Plan shall supersede any severance benefit plan, policy or practice previously maintained by the Company or an affiliate of the Company, except to the extent an Eligible Officer is a party to an individual written agreement with the Company that provides severance benefits greater to those provided under the Plan, in which case the Eligible Officer will be entitled to receive, without duplication, the greater severance benefits under such individual agreement, as well as any additional benefits provided under the Plan not available under such individual agreement.  This Plan document also is the summary plan description for the Plan.  Certain capitalized terms used in this Agreement have the definitions set forth in Section 2(e) below.

Section 2.              ELIGIBILITY FOR BENEFITS.

(a)           General Rules.  Subject to the requirements set forth in this Section, the Company will grant severance benefits under the Plan to Eligible Officers as set forth in such Eligible Officer’s individual Plan participation agreement (the “Participation Agreement”).

(b)           Conditions to Benefit Entitlement.

(1)           Unless such requirement is waived by the Company, in the event of an Eligible Officer’s involuntary termination without Cause, in order to be eligible to receive any benefits under the Plan, an Eligible Officer must remain on the job until his or her date of termination as scheduled by the Company, which date may not exceed thirty (30) days following notification of any involuntary termination by the Company, or such longer period required by local law.  The foregoing requirement shall not apply with respect to terminations resulting from an Eligible Officer’s resignation for Good Reason.

(2)           In order to be eligible to receive any benefits under the Plan, unless otherwise provided in the Eligible Officer’s Participation Agreement, no earlier than the date of employment termination, an Eligible Officer also must execute a general waiver and release in substantially the form attached hereto as Exhibit A, Exhibit B or Exhibit C, as appropriate (the “Release”), within the time period set forth therein, but in no event later than (i) if a Change in Control shall have occurred prior to such Covered Termination, forty-five (45) days following termination of employment or (ii) if a Change in Control shall not have occurred prior to such Covered Termination, forty-five (45) days following the effective date of such Change in Control, and such Release must become effective in accordance with its terms.  The Company, in its discretion, may modify the form of the required Release to comply with applicable law and shall determine the form of the required Release, which may be incorporated into a termination agreement or other agreement with the Eligible Officer.

(c)           Exceptions to Benefit Entitlement.  An Eligible Officer will not receive benefits under the Plan (or will receive reduced benefits under the Plan) in the following circumstances, as determined by the Company in its discretion:

(1)           The officer has executed an individually negotiated employment contract or agreement with the Company or an affiliate of the Company relating to severance benefits that is in effect on his or her termination date, in which case such officer’s severance benefit, if any, shall be governed by the terms of such individually negotiated employment contract or agreement and shall be governed by this Plan only to the extent that the reduction pursuant to Section 3(c) below does not entirely eliminate benefits under this Plan.

(2)           In connection with an involuntary termination without Cause, the officer is offered an identical or substantially equivalent or comparable position with the Company or an affiliate of the Company.  For purposes of the foregoing, a “substantially equivalent or comparable position” is one that offers the officer substantially the same level of responsibility and compensation and does not require a relocation of the officer’s place of employment by more than thirty-five (35) miles from its previous location.  The foregoing exception shall not apply with respect to an Eligible Officer’s resignation for Good Reason.

(3)           In connection with an involuntary termination without Cause, the officer is offered immediate reemployment by a successor to the Company or an affiliate of the Company or by a purchaser of its assets, as the case may be, following a change in ownership of the Company or an affiliate of the Company or a sale of substantially all of the assets of a division or business unit of the Company or an affiliate of the Company.  For purposes of the foregoing, “immediate reemployment” means that the officer’s employment with the successor to the Company or an affiliate of the Company or the purchaser of its assets, as the case may be, results in uninterrupted employment such that the officer does not incur a lapse in pay as a result of the change in ownership of the Company or an affiliate of the Company or the sale of its assets.  The foregoing exception shall not apply with respect to an Eligible Officer’s resignation for Good Reason.

(d)           Definitions.  For purposes of this Plan, the following definitions shall apply:

(1)           “Cause” means any of the following:

(i)            an officer’s commission of a material act of fraud with respect to the Company;

(ii)           an officer’s intentional refusal or willful failure to carry out the reasonable instructions of the Company’s Board of Directors (the “Board”);

(iii)         an officer’s conviction of, or plea of nolo contendere to, at any time, a misdemeanor crime of moral turpitude or a felony (even if such has occurred prior to employment with the Company);

(iv)          an officer’s gross misconduct in connection with the performance of his or her duties; or

(v)            an officer’s material breach of his or her obligations to the Company or any agreement between the officer and the Company.

(2)           “Change in Control” means any of the following:

(i)            the acquisition by any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than by the Company or any affiliate thereof, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the combined voting power or economic interests of the then outstanding voting securities of the Company entitled to vote generally in the election of directors;

(ii)           a change in the composition of the Board occurring within a thirty-six month period, as a result of which fewer than a majority of the directors of the Board are Incumbent Directors.  The term “Incumbent Directors” means members of the Board who are (i) members of the Board of the date hereof, or (ii) elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination;

(iii)         a reorganization, merger, or consolidation, in each case, with respect to which all or substantially all of the persons that were the respective beneficial owners of the voting securities of the Company immediately prior to such reorganization, merger, or consolidation do not, following such reorganization, merger, or consolidation, beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Company resulting from such reorganization, merger, or consolidation; or

(iv)          the sale or other disposition of all or substantially all of the assets of the Company in one transaction or series of related transactions.

(v)            notwithstanding the foregoing, a Change in Control shall not be deemed to occur because a majority or more of the outstanding voting securities of the Company is acquired by (A) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its affiliates, or (B) any person that, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Company in approximately the same proportion as their ownership of stock in the Company immediately prior to such acquisition.

(3)           “Coverage Period” means the period commencing two (2) months prior to and ending eighteen (18) months following a Change in Control.

(4)           “Covered Termination” means that the Eligible Officer is involuntarily terminated without Cause or voluntarily resigns for Good Reason (as such term defined in each Eligible Officer’s individual Participation Agreement).  Notwithstanding the foregoing, a Covered Termination shall not occur where the Eligible Officer either (i) voluntarily terminates employment with the Company or an affiliate of the Company in order to accept employment with another entity that is wholly or partly owned (directly or indirectly) by the Company or an affiliate of the Company, or (ii) is rehired by the Company or an affiliate of the Company prior to the date benefits under the Plan are scheduled to commence.

(5)           “Eligible Officer” means (i) an officer of the Company or an affiliate of the Company who has been delivered a Participation Agreement and thereby notified by the Company in writing that he or she is eligible for participation in the Plan and (ii) whose employment terminates during the Coverage Period due to a Covered Termination; or (iii) who is otherwise selected by the Plan Administrator in its sole discretion to receive Plan benefits as provided in such officer’s individual Participation Agreement.  The determination of whether an officer is an Eligible Officer shall be made by the Company, in its discretion, and such determination shall be binding and conclusive on all persons.

(6)           “Payment Commencement Date” means, with respect to a Covered Termination, (i) if such Covered Termination occurs prior to the effective date of the applicable Change in Control, the later of (A) the effective date of such Change in Control or (B) the effective date of the Release required by Section 2(b) or (ii) if such Covered Termination occurs on or after the effective date of the applicable Change in Control, the later of (X) the date of such Covered Termination or (Y) the effective date of the Release required by Section 2(b).

(7)           “Substantial Risk of Forfeiture Lapse Date” means, with respect to a Covered Termination, (i) if such Covered Termination occurs prior to the effective date of the applicable Change in Control, the effective date of such Change in Control, or (ii) if such Covered Termination occurs on or after the effective date of the applicable Change in Control, the date of such Covered Termination.

Section 3.              AMOUNT OF BENEFIT.

(a)           Severance Benefits.  Subject to the exceptions set forth in Section 2(c), severance benefits under the Plan, if any, shall be provided to Eligible Officers subject to the conditions and in the amount provided in each Eligible Officer’s individual Participation Agreement.  Plan benefits will not affect an Eligible Officer’s rights to payment of any other compensation from the Company that has been earned by the Eligible Officer but has not yet been paid at the time of the Covered Termination.

(b)           Additional Benefits.  Notwithstanding the foregoing, the Company may, in its sole discretion, provide benefits in addition to those benefits set forth in Section 3(a) to Eligible Officers and the provision of any such benefits to an Eligible Officer shall in no way obligate the Company to provide such benefits to any other Eligible Officer or to any other Company officer, even if similarly situated.

(c)           Certain Reductions.  The Company shall reduce an Eligible Officer’s severance benefits to be provided under the Plan, in whole or in part, by any other severance benefits, pay in lieu of notice, or other similar benefits payable to the Eligible Officer by the Company or an affiliate that are or become payable in connection with the Eligible Officer’s termination of employment pursuant to (i) any applicable US or foreign legal requirement, including, without limitation, the Worker Adjustment and Retraining Notification Act, the California Plant Closing Act, or any other similar state law, (ii) applicable local laws, regulations, collective bargaining arrangements or customs in the applicable country of residence (for each Eligible Officer residing outside the United States), (iii) an individual offer letter, written employment or severance agreement with the Company, or (iv) any Company policy or practice providing for the Eligible Officer to remain on the payroll for a limited period of time after being given notice of the termination of the Eligible Officer’s employment, and the Plan Administrator shall so construe and implement the terms of the Plan.  In the Company’s discretion, such reductions may be applied on a retroactive basis, with severance benefits previously paid being re-characterized as payments pursuant to the Company’s obligation under the Plan.

(d)           Non-Duplication of Benefits.  No Eligible Officer is eligible to receive benefits under this Plan more than one time.

(e)           Termination of Benefits.  With respect to each Eligible Officer, benefits under this Plan shall terminate immediately if such Eligible Officer, at any time, violates any material proprietary information, non-disparagement, confidentiality or non-solicitation obligation to the Company.

(f)            Offset for Indebtedness.  If an Eligible Officer is indebted to the Company at his or her termination date, the Company reserves the right to offset any salary severance payment or other payments under the Plan by the amount of such indebtedness.  Additionally, if an Eligible Officer is subject to withholding for taxes related to any non-Plan benefits, the Company may offset any salary severance payment or other payments under the Plan by the amount of such withholding taxes.

(g)           Section 409A Compliance.  Notwithstanding anything to the contrary set forth herein, any Plan benefit amounts that constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code shall not commence in connection with an Eligible Officer’s termination of employment unless and until such Eligible Officer also incurred a “separation from service” within the meaning of Section 409A of the Code, unless the Company reasonably determines that such amounts may be provided to the Eligible Officer without causing such officer to incur the additional 20% tax under Section 409A.  Benefits payable under the Plan are intended to be payable on or before March 15 of the calendar year following the calendar year including the Substantial Risk of Forfeiture Lapse Date and thus payable pursuant to the “short-term deferral” rule set forth in Section 1.409A-1(b)(4) of the Treasury Regulations or otherwise exempt from application of Section 409A of the Code.

Section 4.              IMPACT ON OTHER EMPLOYEE BENEFITS

(a)           Continued Group Health Plan Benefits.  If the Eligible Officer was enrolled in a group health plan (e.g., medical, dental, or vision plan) sponsored by the Company or an affiliate of the Company immediately prior to termination, the Eligible Officer may be eligible to continue coverage under such group health plan (or to convert to an individual policy), at the time of the Eligible Officer’s termination of employment, under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”).  The Company will notify the Eligible Officer of any such right to continue such coverage at the time of termination pursuant to COBRA.  No provision of this Plan will affect the continuation coverage rules under COBRA, except that the Company’s payment, if any, of applicable insurance premiums, or waiver of any cost of coverage under any self-funded group health plan, will be credited as payment by the Eligible Officer for purposes of the Eligible Officer’s payment required under COBRA.  Therefore, the period during which an Eligible Officer may elect to continue the Company’s or its affiliate’s group health plan coverage at his or her own expense under COBRA, the length of time during which COBRA coverage will be made available to the Eligible Officer, and all other rights and obligations of the Eligible Officer under COBRA (except the obligation to pay insurance premiums that the Company pays, if any, or, with respect to a self-funded plan, any obligation to pay the cost of coverage to the Company that the Company waives, if any) will be applied in the same manner that such rules would apply in the absence of this Plan.

(b)           Other Employee Benefits.  All other benefits (such as life insurance, disability coverage, and 401(k) plan coverage) terminate as of the Eligible Officer’s termination date (except to the extent that a conversion privilege may be available thereunder).

Section 5.              COMPANY PROPERTY.

(a)           Return of Material Company Property.  Except as provided in Section 5(b) below, an Eligible Officer will not be entitled to any severance benefits under the Plan unless and until the Eligible Officer returns all Company Property to the Company that constitute  material assets of the Company no later than ten (10) days following his or her Covered Termination.  For this purpose, “Company Property” means all Company documents (and all copies thereof) and other Company property which the Eligible Officer had in his or her possession at any time, including, but not limited to, Company files, notes, drawings records, plans, forecasts, reports, studies, analyses, proposals, agreements, financial information, research and development information, sales and marketing information, operational and personnel information, specifications, code, software, databases, computer-recorded information, tangible property and equipment (including, but not limited to, leased vehicles, computers, facsimile machines, mobile telephones, servers), credit cards, entry cards, identification badges and keys; and any materials of any kind which contain or embody any proprietary or confidential information of the Company (and all reproductions thereof in whole or in part).  As a condition to receiving benefits under the Plan, Eligible Officers must not make or retain copies, reproductions or summaries of any such Company property.

(b)           Retention of Certain Company Equipment.  Notwithstanding the provisions of Section 5(a), the Company and an Eligible Officer may agree to allow the Eligible Officer to retain certain Company equipment (e.g., laptops, printers, facsimile machines, copiers, etc.) (“Company Equipment”) for his or her personal use following the Eligible Officer’s termination of employment.  The Eligible Officer acknowledges that the Eligible Officer will have imputed income related to the retention of any Company Equipment.  The Eligible Officer will follow all Company instructions as to the return and/or deletion of any Company information contained on the Company Equipment.

Section 6.              TIME OF PAYMENT AND FORM OF BENEFIT.

Unless otherwise provided in the Eligible Officer’s individual Participation Agreement, all cash severance benefits under the Plan shall be paid in a single lump sum within ten (10) days following the Payment Commencement Date.  All payments under the Plan will be made in local currency and will be subject to applicable withholding for federal, state and local taxes and, if applicable, foreign taxes and social security or similar required deductions.

Section 7.              REEMPLOYMENT.

In the event of an Eligible Officer’s reemployment by the Company or an affiliate of the Company during the period of time in respect of which severance benefits pursuant to Sections 3(a) and 3(b) have been paid, the Company, in its sole and absolute discretion, may require such Eligible Officer to repay to the Company all or a portion of such severance benefits as a condition of reemployment, provided that the Eligible Officer is separately notified in writing of such repayment requirement prior to reemployment.

Section 8.              RIGHT TO INTERPRET PLAN; AMENDMENT AND TERMINATION.

(a)           Plan Administrator Discretion and Authority.  The Plan Administrator (as defined in Section 11(a) herein) shall have the discretion and authority to establish rules, forms, and procedures for the administration of the Plan and to construe and interpret the Plan and to decide any and all questions of fact, interpretation, definition, computation or administration arising in connection with the operation of the Plan, including, but not limited to, the eligibility to participate in the Plan and amount of benefits paid under the Plan.  The rules, interpretations, computations and any other actions or exercise of discretion under the Plan by the Plan Administrator shall be made in good faith and shall be binding and conclusive on all persons.

(b)           Amendment or Termination.  Neither the Plan nor any Participation Agreement distributed to an Eligible Officer may be amended or terminated prior to July 17, 2010 without the consent of any Eligible Officer whose rights prior to such amendment or termination would be impaired by such amendment or termination.  The Company reserves the right to amend or terminate this Plan (including any Participation Agreement) or the benefits provided hereunder at any time to be effective from and after July 17, 2010; provided, however, that no such amendment or termination shall (i) be effective unless at least twelve (12) months prior written notice of such amendment has been provided to such any Eligible Officer whose rights prior to such amendment would be impaired, or (ii) adversely affect the right to any unpaid benefit of any Eligible Officer whose termination date has occurred prior to amendment or termination of the Plan.  In addition, following a Change in Control, no such amendment or termination may adversely affect the benefits to which an officer would become entitled under the Plan as an Eligible Officer upon an involuntary termination of employment without Cause if the Plan had not been so amended or terminated, without the consent of such affected officer. Any action amending or terminating the Plan shall be in writing and approved by the Company’s Compensation Committee.

Section 9.              NO IMPLIED EMPLOYMENT CONTRACT.

The Plan shall not be deemed (i) to give any officer or other person any right to be retained in the employ of the Company or an affiliate of the Company, or (ii) to interfere with the right of the Company or an affiliate of the Company to discharge any officer or other person at any time, with or without cause, which right is hereby reserved.

Section 10.            LEGAL CONSTRUCTION.

This Plan is intended to be governed by and shall be construed in accordance with the Employee Retirement Income Security Act of 1974 (“ERISA”) and, to the extent not preempted by ERISA, the laws of the State of California (without regard to principles of conflict of laws).

Section 11.            CLAIMS, INQUIRIES AND APPEALS.

(a)           Applications for Benefits and Inquiries.  Any application for benefits, inquiries about the Plan or inquiries about present or future rights under the Plan must be submitted to the Plan Administrator in writing by an applicant (or his or her authorized representative).  The Plan Administrator is:

Websense, Inc.

Attn:  Vice President, Human Resources

10240 Sorrento Valley Road

San Diego, CA 92121

(b)           Denial of Claims.  In the event that any application for benefits is denied in whole or in part, the Plan Administrator must provide the applicant with written or electronic notice of the denial of the application, and of the applicant’s right to review the denial.  Any electronic notice will comply with the regulations of the U.S. Department of Labor.  The notice  of denial will be set forth in a manner designed to be understood by the applicant and will include the following:

(1)           the specific reason or reasons for the denial;

(2)           references to the specific Plan provisions upon which the denial is based;

(3)           a description of any additional information or material that the Plan Administrator needs to complete the review and an explanation of why such information or material is necessary; and

(4)           an explanation of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the applicant’s right to bring a civil action under Section 502(a) of ERISA following a denial on review of the claim, as described in Section 11(d) below.

This notice of denial will be given to the applicant within ninety (90) days after the Plan Administrator receives the application, unless special circumstances require an extension of time, in which case, the Plan Administrator has up to an additional ninety (90) days for processing the application.  If an extension of time for processing is required, written notice of the extension will be furnished to the applicant before the end of the initial ninety (90) day period.

This notice of extension will describe the special circumstances necessitating the additional time and the date by which the Plan Administrator is to render its decision on the application.

(c)           Request for a Review.  Any person (or that person’s authorized representative) for whom an application for benefits is denied, in whole or in part, may appeal the denial by submitting a request for a review to the Plan Administrator within sixty (60) days after the application is denied.  A request for a review shall be in writing and shall be addressed to:

Websense, Inc.

Attn:  Vice President, Human Resources

10240 Sorrento Valley Road

San Diego, CA 92121

A request for review must set forth all of the grounds on which it is based, all facts in support of the request and any other matters that the applicant feels are pertinent.  The applicant (or his or her representative) shall have the opportunity to submit (or the Plan Administrator may require the applicant to submit) written comments, documents, records, and other information relating to his or her claim.  The applicant (or his or her representative) shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to his or her claim.  The review shall take into account all comments, documents, records and other information submitted by the applicant (or his or her representative) relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

(d)           Decision on Review.  The Plan Administrator will act on each request for review within sixty (60) days after receipt of the request, unless special circumstances require an extension of time (not to exceed an additional sixty (60) days), for processing the request for a review.  If an extension for review is required, written notice of the extension will be furnished to the applicant within the initial sixty (60) day period.  This notice of extension will describe the special circumstances necessitating the additional time and the date by which the Plan Administrator is to render its decision on the review.  The Plan Administrator will give prompt, written or electronic notice of its decision to the applicant. Any electronic notice will comply with the regulations of the U.S. Department of Labor.  In the event that the Plan Administrator confirms the denial of the application for benefits in whole or in part, the notice will set forth, in a manner calculated to be understood by the applicant, the following:

(1)           the specific reason or reasons for the denial;

(2)           references to the specific Plan provisions upon which the denial is based;

(3)           a statement that the applicant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to his or her claim; and

(4)           a statement of the applicant’s right to bring a civil action under Section 502(a) of ERISA.

(e)           Rules and Procedures.  The Plan Administrator will establish rules and procedures, consistent with the Plan and with ERISA, as necessary and appropriate in carrying out its responsibilities in reviewing benefit claims.  The Plan Administrator may require an applicant who wishes to submit additional information in connection with an appeal from the denial of benefits to do so at the applicant’s own expense.

(f)            Exhaustion of Remedies.  No legal action for benefits under the Plan may be brought until the applicant (i) has submitted a written application for benefits in accordance with the procedures described by Section 11(a) above, (ii) has been notified by the Plan Administrator that the application is denied, (iii) has filed a written request for a review of the application in accordance with the appeal procedure described in Section 11(c) above, and (iv) has been notified that the Plan Administrator has denied the appeal.  Notwithstanding the foregoing, if the Plan Administrator does not respond to an applicant’s claim or appeal within the relevant time limits specified in this Section 11, the applicant may bring legal action for benefits under the Plan pursuant to Section 502(a) of ERISA.

Section 12.            BASIS OF PAYMENTS TO AND FROM PLAN.

The Plan shall be unfunded, and all cash payments under the Plan shall be paid only from the general assets of the Company.  An Eligible Officer’s right to receive payments under the Plan is no greater than that of the Company’s unsecured general creditors.  Therefore, if the Company were to become insolvent, the Eligible Officer might not receive benefits under the Plan.

Section 13.            OTHER PLAN INFORMATION.

(a)           Employer and Plan Identification Numbers. The Employer Identification Number assigned to the Company (which is the “Plan Sponsor” as that term is used in ERISA) by the Internal Revenue Service is 51-0380839.  The Plan Number assigned to the Plan by the Plan Sponsor pursuant to the instructions of the Internal Revenue Service is 510.

(b)           Ending Date for Plan’s Fiscal Year and Type of Plan.  The date of the end of the fiscal year for the purpose of maintaining the Plan’s records is December 31.  The Plan is a welfare benefit plan.

(c)           Agent for the Service of Legal Process.  The agent for the service of legal process with respect to the Plan is:

Websense, Inc.

Attn:  General Counsel

10240 Sorrento Valley Road

San Diego, CA 92121

(d)           Plan Sponsor and Administrator.  The Plan Sponsor and the “Plan Administrator” of the Plan is:

Websense, Inc.

Attn:  Vice President, Human Resources

10240 Sorrento Valley Road

San Diego, CA 92121

The Plan Sponsor’s and Plan Administrator’s telephone number is 858-320-8000.  The Plan Administrator is the named fiduciary charged with the responsibility for administering the Plan.

Section 14.            STATEMENT OF ERISA RIGHTS.

Participants in this Plan are entitled to certain rights and protections under ERISA.  If you are an Eligible Officer, you are considered a participant in the Plan and, under ERISA, you are entitled to:

(a)           Receive Information About Your Plan and Benefits

(1)           Examine, without charge, at the Plan Administrator’s office and at other specified locations, such as worksites, all documents governing the Plan and a copy of the latest annual report (Form 5500 Series), if applicable, filed by the Plan with the U.S. Department of Labor and available at the Public Disclosure Room of the Employee Benefits Security Administration;

(2)           Obtain, upon written request to the Plan Administrator, copies of documents governing the operation of the Plan and copies of the latest annual report (Form 5500 Series), if applicable, and an updated (as necessary) Summary Plan Description.  The Administrator may make a reasonable charge for the copies; and

(3)           Receive a summary of the Plan’s annual financial report, if applicable.  The Plan Administrator is required by law to furnish each participant with a copy of this summary annual report.

(b)           Prudent Actions by Plan Fiduciaries.  In addition to creating rights for Plan participants, ERISA imposes duties upon the people who are responsible for the operation of the employee benefit plan.  The people who operate the Plan, called “fiduciaries” of the Plan, have a duty to do so prudently and in the interest of you and other Plan participants and beneficiaries.  No one, including your employer, your union or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a Plan benefit or exercising your rights under ERISA.

(c)           Enforce Your Rights.  If your claim for a Plan benefit is denied or ignored, in whole or in part, you have a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules as set forth in detail in Section 11 herein.

Under ERISA, there are steps you can take to enforce the above rights.  For instance, if you request a copy of Plan documents or the latest annual report from the Plan, if applicable, and do not receive them within 30 days, you may file suit in a Federal court and you are not required to follow the claims procedure set forth in Section 11 herein.  In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator.

If you have completed the claims and appeals procedure described in Section 11 and have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or Federal court.

If you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a Federal court.  The court will decide who should pay court costs and legal fees.  If you are successful, the court may order the person you have sued to pay these costs and fees.  If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.

(d)           Assistance with Your Questions.  If you have any questions about the Plan, you should contact the Plan Administrator.  If you have any questions about this statement or about your rights under ERISA, or if you need assistance in obtaining documents from the Plan Administrator, you should contact the nearest office of the Employee Benefits Security Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210.  You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration or accessing its website at http://www.dol.gov/ebsa/.

Section 15.            GENERAL PROVISIONS.

(a)           Notices.  Any notice, demand or request required or permitted to be given by either the Company or an Eligible Officer pursuant to the terms of this Plan shall be in writing and shall be deemed given when delivered personally or deposited in the U.S. mail, First Class with postage prepaid, and addressed to the parties, in the case of the Company, at the address set forth in Section 13(d) and, in the case of an Eligible Officer, at the address as set forth in the Company’s employment file maintained for the Eligible Officer as previously furnished by the Eligible Officer or such other address as a party may request by notifying the other in writing.

(b)           Transfer and Assignment.  The rights and obligations of an Eligible Officer under this Plan may not be transferred or assigned without the prior written consent of the Company.  This Plan shall be binding upon any surviving entity resulting from a Change in

Control and upon any other person who is a successor by merger, acquisition, consolidation or otherwise to the business formerly carried on by the Company without regard to whether or not such person or entity actively assumes the obligations hereunder.

(c)           Waiver.  Any party’s failure to enforce any provision or provisions of this Plan shall not in any way be construed as a waiver of any such provision or provisions, nor prevent any party from thereafter enforcing each and every other provision of this Plan.  The rights granted the parties herein are cumulative and shall not constitute a waiver of any party’s right to assert all other legal remedies available to it under the circumstances.

(d)           Severability.  Should any provision of this Plan be declared or determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

(e)           Section Headings.  Section headings in this Plan are included for convenience of reference only and shall not be considered part of this Plan for any other purpose.

Section 16.            EXECUTION.

To record the adoption of the Plan as set forth herein, effective as of July 17, 2008, Websense, Inc. has caused its duly authorized officer to execute the same this          day of July, 2008.

WEBSENSE, INC.

By:

Title:

For Employees Age 40 or Older

Individual Termination

EXHIBIT A

RELEASE AGREEMENT

I understand and agree completely to the terms set forth in the Websense, Inc. Change in Control Severance Benefit Plan (the “Plan”) and my Participation Agreement.

I understand that this Release, together with the Plan and my Participation Agreement, constitutes the complete, final and exclusive embodiment of the entire agreement between the Company, affiliates of the Company and me with regard to the subject matter hereof.  I am not relying on any promise or representation by the Company or an affiliate of the Company that is not expressly stated therein.  Certain capitalized terms used in this Release are defined in the Plan.

I hereby confirm my obligations under my proprietary information and inventions agreement with the Company and/or an affiliate of the Company.

Except as otherwise set forth in this Release, I hereby generally and completely release the Company and its affiliates, and their parents, subsidiaries, successors, predecessors and affiliates, and their partners, members, directors, officers, employees, stockholders, shareholders, agents, attorneys, predecessors, insurers, affiliates and assigns, from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring at any time prior to and including the date I sign this Release.  This general release includes, but is not limited to: (a) all claims arising out of or in any way related to my employment with the Company and its affiliates, or their affiliates, or the termination of that employment; (b) all claims related to my compensation or benefits, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company and its affiliates, or their affiliates; (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (e) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990 (as amended), the federal Age Discrimination in Employment Act (as amended) (“ADEA”), the federal Employee Retirement Income Security Act of 1974 (as amended), and the California Fair Employment and Housing Act (as amended).

Notwithstanding the foregoing, I understand that the following rights or claims are not included in my Release: (a) any rights or claims for indemnification I may have pursuant to any written indemnification agreement with the Company or its affiliate to which I am a party; the charter, bylaws, or operating agreements of the Company or its affiliate; or under applicable law; or (b) any rights which cannot be waived as a matter of law.  In addition, I understand that nothing in this Agreement prevents me from filing, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission, the Department of Labor, or the California Department of Fair Employment and Housing, except that I hereby waive my right

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to any monetary benefits in connection with any such claim, charge or proceeding.  I hereby represent and warrant that, other than the claims identified in this paragraph, I am not aware of any claims I have or might have that are not included in the Release.

I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA, and that the consideration given under the Plan for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which I was already entitled.  I further acknowledge that I have been advised by this writing, as required by the ADEA, that:  (a) my waiver and release do not apply to any rights or claims that may arise after the date I sign this Release; (b) I should consult with an attorney prior to signing this Release (although I may choose voluntarily not do so); (c) I have twenty-one (21) days to consider this Release (although I may choose voluntarily to sign this Release earlier); (d) I have seven (7) days following the date I sign this Release to revoke the Release by providing written notice to an officer of the Company; and (e) this Release shall not be effective until the date upon which the revocation period has expired, which shall be the eighth day after I sign this Release.

I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”  I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims hereunder.

I hereby represent that I have been paid all compensation owed and for all hours worked; I have received all the leave and leave benefits and protections for which I am eligible pursuant to the Family and Medical Leave Act, the California Family Rights Act, or otherwise; and I have not suffered any on-the-job injury for which I have not already filed a workers’ compensation claim.

I acknowledge that to become effective, I must sign and return this Release to the Company so that it is received not later than twenty-one (21) days following the date it is provided to me.

ELIGIBLE OFFICER

Name:

Date:

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For Employees Age 40 or Older

 Group Termination

EXHIBIT B

RELEASE AGREEMENT

I understand and agree completely to the terms set forth in the Websense, Inc. Change in Control Severance Benefit Plan (the “Plan”) and my Participation Agreement.

I understand that this Release, together with the Plan and my Participation Agreement, constitutes the complete, final and exclusive embodiment of the entire agreement between the Company, affiliates of the Company and me with regard to the subject matter hereof.  I am not relying on any promise or representation by the Company or an affiliate of the Company that is not expressly stated therein.  Certain capitalized terms used in this Release are defined in the Plan.

I hereby confirm my obligations under my proprietary information and inventions agreement with the Company and/or an affiliate of the Company.

Except as otherwise set forth in this Release, I hereby generally and completely release the Company and its affiliates, and their parents, subsidiaries, successors, predecessors and affiliates, and its and their partners, members, directors, officers, employees, stockholders, shareholders, agents, attorneys, predecessors, insurers, affiliates and assigns, from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring at any time prior to and including the date I sign this Release.  This general release includes, but is not limited to: (a) all claims arising out of or in any way related to my employment with the Company and its affiliates, or their affiliates, or the termination of that employment; (b) all claims related to my compensation or benefits, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company and its affiliates, or their affiliates; (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (e) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990 (as amended), the federal Age Discrimination in Employment Act (as amended) (“ADEA”), the federal Employee Retirement Income Security Act of 1974 (as amended), and the California Fair Employment and Housing Act (as amended).

Notwithstanding the foregoing, I understand that the following rights or claims are not included in my Release: (a) any rights or claims for indemnification I may have pursuant to any written indemnification agreement with the Company or its affiliate to which I am a party; the charter, bylaws, or operating agreements of the Company or its affiliate; or under applicable law; or (b) any rights which cannot be waived as a matter of law.  In addition, I understand that nothing in this Agreement prevents me from filing, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission, the Department of Labor, or the California Department of Fair Employment and Housing, except that I hereby waive my right

1

to any monetary benefits in connection with any such claim, charge or proceeding.  I hereby represent and warrant that, other than the claims identified in this paragraph, I am not aware of any claims I have or might have that are not included in the Release.

I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA, and that the consideration given under the Plan for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which I was already entitled.  I further acknowledge that I have been advised by this writing, as required by the ADEA, that:  (a) my waiver and release do not apply to any rights or claims that may arise after the date I sign this Release; (b) I should consult with an attorney prior to signing this Release (although I may choose voluntarily not to do so); (c) I have forty-five (45) days to consider this Release (although I may choose voluntarily to sign this Release earlier); (d) I have seven (7) days following the date I sign this Release to revoke the Release by providing written notice to an office of the Company; (e) this Release shall not be effective until the date upon which the revocation period has expired, which shall be the eighth day after I sign this Release; and (f) I have received with this Release a detailed list of the job titles and ages of all employees who were terminated in this group termination and the ages of all employees of the Company in the same job classification or organizational unit who were not terminated.

I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”  I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims hereunder.

I hereby represent that I have been paid all compensation owed and for all hours worked; I have received all the leave and leave benefits and protections for which I am eligible pursuant to the Family and Medical Leave Act, the California Family Rights Act, or otherwise; and I have not suffered any on-the-job injury for which I have not already filed a workers’ compensation claim.

I acknowledge that to become effective, I must sign and return this Release to the Company so that it is received not later than forty-five (45) days following the date it is provided to me.

ELIGIBLE OFFICER

Name:

Date:

2

EXHIBIT C

RELEASE AGREEMENT

I understand and agree completely to the terms set forth in the Websense, Inc. Change in Control Severance Benefit Plan (the “Plan”) and my Participation Agreement.

I understand that this Release, together with the Plan and my Participation Agreement, constitutes the complete, final and exclusive embodiment of the entire agreement between the Company, affiliates of the Company and me with regard to the subject matter hereof.  I am not relying on any promise or representation by the Company or an affiliate of the Company that is not expressly stated therein.  Certain capitalized terms used in this Release are defined in the Plan.

I hereby confirm my obligations under my proprietary information and inventions agreement with the Company and/or an affiliate of the Company.

Except as otherwise set forth in this Release, I hereby generally and completely release the Company and its affiliates, and their parents, subsidiaries, successors, predecessors and affiliates, and its and their partners, members, directors, officers, employees, stockholders, shareholders, agents, attorneys, predecessors, insurers, affiliates and assigns, from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring at any time prior to and including the date I sign this Release.  This general release includes, but is not limited to: (a) all claims arising out of or in any way related to my employment with the Company and its affiliates, or their affiliates, or the termination of that employment; (b) all claims related to my compensation or benefits, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company and its affiliates, or their affiliates; (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (e) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990 (as amended), the federal Employee Retirement Income Security Act of 1974 (as amended), and the California Fair Employment and Housing Act (as amended).

Notwithstanding the foregoing, I understand that the following rights or claims are not included in my Release: (a) any rights or claims for indemnification I may have pursuant to any written indemnification agreement with the Company or its affiliate to which I am a party; the charter, bylaws, or operating agreements of the Company or its affiliate; or under applicable law; or (b) any rights which cannot be waived as a matter of law.  In addition, I understand that nothing in this Agreement prevents me from filing, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission, the Department of Labor, or the California Department of Fair Employment and Housing, except that I hereby waive my right to any monetary benefits in connection with any such claim, charge or proceeding.  I hereby

1

represent and warrant that, other than the claims identified in this paragraph, I am not aware of any claims I have or might have that are not included in the Release.

I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”  I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims hereunder.

I hereby represent that I have been paid all compensation owed and for all hours worked; I have received all the leave and leave benefits and protections for which I am eligible pursuant to the Family and Medical Leave Act, the California Family Rights Act, or otherwise; and I have not suffered any on-the-job injury for which I have not already filed a workers’ compensation claim.

I acknowledge that to become effective, I must sign and return this Release to the Company so that it is received not later than fourteen (14) days following the date it is provided to me.

ELIGIBLE OFFICER

Name:

Date:

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